                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION



           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant [X]
Filed by a Party Other than Registrant [ ]

Check the Appropriate Box:
[ ] Preliminary Proxy Statement         [ ]  Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement          (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a-12


                            HMG WORLDWIDE CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         [X] No Fee Required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
             0-11.

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate Number of Securities to which transaction applies:
(3) Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
(4)      Proposed maximum aggregate value of transaction: $
(5)      Total fee paid: $
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
(1)      Amount Previously Paid: $_______________.
(2)      Form, Schedule or Registration Statement No.:  ______________
(3)      Filing Party:
(4)      Date Filed:

                        COPIES OF ALL COMMUNICATIONS TO:

                             Herbert F. Kozlov, Esq.
                        Parker Duryee Rosoff & Haft, P.C.
                                529 Fifth Avenue
                            New York, New York 10017

                           HMG WORLDWIDE CORPORATION
                                475 TENTH AVENUE
                           NEW YORK, NEW YORK 10018


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 2001


To the Stockholders of HMG Worldwide Corporation:


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "MEETING") of HMG WORLDWIDE CORPORATION ("HMG" or the "COMPANY"), a Delaware corporation, will be held at the Company's facilities at 234 South 8th Street, Reading, Pennsylvania 19603, on May 29, 2001, at the hour of 11:00 a.m., for the following purposes:


Proposal 1: To elect seven (7) members to the Board of Directors of the Company;


Proposal 2:  To consider and vote upon a proposal to approve the Company's 2000
          Stock Option Plan;


Proposal 3:  To ratify the appointment of Friedman Alpren & Green LLP as the
          Company's independent certified public accountants for the fiscal year ending December 31, 2001; and


to transact such other business as may properly come before the Meeting.


     The Board of Directors of the Company (the "BOARD") has fixed April 27, 2001 as the record date (the "RECORD DATE") for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof.


     You are requested to fill in, date and sign the enclosed proxy card, which is being solicited by the Board. Submitting a proxy will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs. You may revoke your proxy at any time before it is voted at the Meeting.


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED.


                                        HERBERT F. KOZLOV
                                        Secretary


New York, New York
April 30, 2001

                           HMG WORLDWIDE CORPORATION
                               475 TENTH AVENUE
                           NEW YORK, NEW YORK 10018


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD AT 11:00 A.M. AT THE COMPANY'S FACILITIES
                             234 SOUTH 8TH STREET
                          READING, PENNSYLVANIA 19603
                                 MAY 29, 2001


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HMG Worldwide Corporation ("HMG" or the "COMPANY") for use at an Annual Meeting of Stockholders of the Company (the "MEETING") to be held at 11:00 a.m. at the Company's facilities at 234 South 8th Street, Reading, Pennsylvania 19603, on May 29, 2001 and at all adjournments and postponements thereof. This Proxy Statement, with the accompanying Notice of Meeting and form of proxy, are first being sent to stockholders on or about May 1, 2001.

     A proxy card is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided to ensure that your shares will be voted at the Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company, or by attending the Meeting and voting in person. A proxy may be revoked by filing with the Secretary of the Company (475 Tenth Avenue, New York, New York 10018) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). Unless otherwise instructed, any such proxy, if not revoked, will be voted at the Meeting "FOR" each of the proposals set forth in this Proxy Statement and as recommended by the Company's Board of Directors (the "BOARD"), in its discretion, with regard to all other matters that may properly come before the Meeting. The Company does not currently know of any matters that may properly come before the Meeting other than the proposals described in this proxy statement.

     The Board has set April 27, 2001 (the "RECORD DATE") as the record date for determining stockholders who are entitled to receive notice of, and to vote at, the Meeting.

     At the Record Date, there were outstanding 15,923,300 shares of the Company's common stock (the "COMMON STOCK"), par value $.01 per share. The presence, either in person or represented by proxy, of persons entitled to exercise a majority of all votes entitled to be exercised by all of the Company's outstanding capital stock (i.e., the Common Stock) is necessary to constitute a quorum for the transaction of business at the Meeting. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. The Company intends to request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

     A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, 475 Tenth Avenue, New York, New York 10018, for a period of ten (10) days prior to the Meeting and at the Meeting itself for examination by any stockholder.

                                  THE MEETING


TIME AND PLACE OF SPECIAL MEETING

     The Meeting is scheduled to be held at 11:00 a.m. local time, on the 29th of May, 2001 at the Company's facilities at 234 South 8th Street, Reading, Pennsylvania 19603.


PURPOSE OF THE MEETING

     At the Meeting, the Company's stockholders will be asked (1) to elect seven members to the Board for the ensuing year, (2) to consider and vote upon a proposal to approve the Company's 2000 Stock Option Plan, (3) to ratify the appointment of Friedman Alpren & Green LLP as the Company's independent certified public accountants and (4) to transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.


VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. WHERE A PROPERLY SIGNED PROXY IS RETURNED AND NO INSTRUCTIONS ARE GIVEN, PROXIES WILL BE VOTED FOR (I) THE ELECTION OF THE NOMINEES NAMED HEREIN AS MEMBERS OF THE BOARD, (II) THE APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN AND (III) THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN ALPREN & GREEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. No matters other than those referred to above are presently scheduled for consideration at the Meeting.

     Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company (475 Tenth Avenue, New York, New York 10018) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

     Proxies are being solicited by and on behalf of the Company. The Company will solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, telegram or personal interview. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to stockholders in connection with the Meeting. Arrangements will be made to furnish copies of the proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of shares of Common Stock. Such persons will be paid their reasonable out-of-pocket expenses.


SHARES ENTITLED TO VOTE

     The close of business on April 27, 2001 has been fixed as the record date (the "RECORD DATE") for determining the stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 15,923,300 shares of Common Stock issued and outstanding.

     The holders of shares of Common Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding shares of Common Stock, present in person or represented by proxy at the Meeting, shall constitute a quorum. Abstentions are counted as present in determining whether the quorum requirement is satisfied.


VOTE REQUIRED

     If a quorum is present at the Meeting, either in person or by proxy, the following votes are required to approve each respective proposal:

Proposal 1: The affirmative vote of a plurality of the votes cast shall be sufficient to elect each nominee on the Company's slate of directors


Proposed 2: The affirmative vote of a majority of the votes cast shall be sufficient to approve the adoption of the Company's 2000 Stock Option Plan.


Proposal 3: The affirmative vote of a majority of the votes cast shall be sufficient to ratify the selection of Friedman Alpren & Green LLP. as the Company's independent certified public accountants.


SHARES COMMITTED


     The Company has been advised by various members of management and the Board and others who, in the aggregate, hold or otherwise have voting power with respect to approximately 1.5 million shares of Common Stock (representing approximately 10% of the shares of Common Stock outstanding) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the Meeting, including the election of each of the candidates nominated to serve on the Board.


NO APPRAISAL RIGHTS


     Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Meeting.


                            OWNERSHIP OF SECURITIES


     Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. As of such date, there were issued and outstanding 15,923,300 shares of Common Stock. The holders (present in person or represented by proxy at the Meeting) of a majority of the outstanding shares of Common Stock are necessary to constitute a quorum for the Meeting.


     Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting to serve for a term of one year and until their respective successors are elected and qualified, subject to their earlier resignation, death or removal. Unless such authority is withheld, proxies will be voted for the election of the seven persons named below, all of whom are now serving as directors and each of whom has been designated as a nominee. The number of the Board is fixed at eight directors. Due to the resignation of Lawrence J. Twill Sr. from the Board in January 2001, fewer nominees are named in this proxy. The proxy cannot be voted for a greater number of persons than the number of nominees named. If, for any reason not presently known, any candidate for election to the Board is not available to serve as director, another person who may be nominated will be voted for in the discretion of the proxies.


INFORMATION CONCERNING NOMINEES

     The following table sets forth the individuals who have been nominated by the Board as candidates for election to the Board and the positions and offices presently held with the Company by each such candidate and his age, his tenure as a director of the Company and the number of shares of Common Stock beneficially owned by him as of the Record Date:




                                                                                NUMBER OF SHARES      APPROXIMATE
                                      POSITION(S) PRESENTLY       DIRECTOR        BENEFICIALLY         PERCENTAGE
NAME                        AGE       HELD WITH THE COMPANY         SINCE           OWNED(1)          OF CLASS (1)
------------------------   -----   ---------------------------   ----------   --------------------   -------------
Michael Wahl               63      Chairman of the Board         1984               1,847,115 (2)          10.9%
                                   and Director
Andrew Wahl                40      Chief Executive Officer       1984               1,673,943 (3)           9.7%
                                   and a Director
L. Randy Riley             49      President, Chief              1993                 624,323 (4)           3.8%
                                   Operating Officer and a
                                   Director
Robert V. Cuddihy, Jr.     41      Executive Vice President,     1987                 659,048 (5)           4.0%
                                   Principal Accounting and
                                   Chief Financial Officer
                                   and Chief Information
                                   Officer and a Director
Herbert F. Kozlov          48      Secretary and a Director      1988                 565,476 (6)           3.5%
Ivan Berkowitz             55      A Director                    1998                 486,333 (7)           3.0%
Bernard Stolar             54      A Director                    1999                  90,000 (8)           0.6%

----------
(1) Includes shares issuable pursuant to currently exercisable options and warrants and options and warrants that are exercisable within 60 days of the Record Date. Except as otherwise indicated, each of the persons named herein has sole voting and dispositive power with respect to the shares indicated herein to be beneficially owned by him. For the purposes of determining the percentage attributable to any specified stockholder (or group of stockholders), all shares issuable upon the exercise of currently exercisable options and warrants held such stockholder (or group of stockholders) -- but not by any other stockholders -- are deemed to be issued and outstanding.
(2) Includes 1,159,828 shares issuable upon exercise of options and warrants, all of which options and warrants are currently exercisable.
(3) Includes 1,381,750 shares issuable upon exercise of options and warrants, all of which options and warrants are currently exercisable.
(4) Includes 508,850 shares issuable upon exercise of options, all of which options are currently exercisable.
(5) Includes 508,850 shares issuable upon exercise of options, all of which options are currently exercisable.
(6) Includes 471,333 shares issuable upon exercise of options, all of which options are currently exercisable.
(7) Includes 411,333 shares issuable upon exercise of options, all of which options are currently exercisable. Does not include 140,000 shares owned by Great Court Analysis LLC, of which Mr. Berkowitz is President and a principal shareholder. Mr. Berkowitz disclaims beneficial interest in those shares.
(8) Includes 75,000 shares issuable upon exercise of options, all of which options are currently exercisable.

     MICHAEL WAHL has been a Director since the Company's inception in May 1984. Since October 1993, Mr. Wahl has served as the Chairman of the Board of the Company. Mr. Wahl previously served as the Company's Chief Executive Officer from October 1993 through February 2000 and as the President of the Company from 1976 to April 1986.

     ANDREW WAHL has also been a Director of the Company since its inception in May 1984. In February 2000, Mr. Wahl became the Chief Executive Officer of the Company (a position he had previously held from May 1984 to October 1993) and relinquished his role as President, a capacity in which he had served since October 1993. Additionally, Mr. Wahl has served as the Company's Chairman of the Board (from July 1987 until December 1990) and as Secretary of the Company (from December 1990 through September 1993).

     L. RANDY RILEY has been a Director since March 1994. Mr. Riley became the President and Chief Operating Officer of the Company in February 2000 and for more than the prior five years was employed by the Company in an executive capacity. Prior to joining the Company, he was employed by Ernest & Julio Gallo and by Colgate-Palmolive Company in senior marketing positions.

     ROBERT V. CUDDIHY, JR., a Director since February 1988, has been the Company's Chief Financial Officer from July 1987 to May 1, 2001 and its Chief Information Officer from February 2000 to May 1, 2001. From March 1989 through February 2000, Mr. Cuddihy has also served as the Company's Chief Operating Officer and as its President from December 1990 through October 1993. From July 1981 until July 1987, Mr. Cuddihy was with KPMG Peat Marwick, Certified Public Accountants, where he last served as a senior audit manager. Mr. Cuddihy will be resigning as an officer of the Company as of May 1, 2001.

     HERBERT F. KOZLOV has been a Director since February 1988. Effective October 1, 1993, Mr. Kozlov assumed the responsibilities of Corporate Secretary. Mr. Kozlov is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Mr. Kozlov has been a practicing attorney for more than ten years. Mr. Kozlov is also a director of Magnum Sports & Entertainment, Inc. (f/k/a Worldwide Sports & Entertainment, Inc.) (MAGZ), Alpha Hospitality Corporation
(AHLY) and a number of privately held companies.

     IVAN BERKOWITZ, a Director since January 1998, has been the President of Great Court Holdings Corporation since 1989 and has also been the Managing General Partner of Steib & Company since 1993. From 1995 to 1997, Mr. Berkowitz served as the Chief Executive Officer of PolyVision Corporation.

     BERNARD STOLAR has been a Director since December 1999. Mr. Stolar was President of Mattel Interactive from January 2000 to September 2000 and was responsible for all of Mattel's software, on-line and computer-enhanced toys, including all product and business development, marketing, sales and operations. Prior to joining Mattel, Mr. Stolar served for one and a half years as President and Chief Operating Officer of Sega of America and Sega Entertainment. Before joining Sega, Mr. Stolar was for two and a half years a member of the management team at Sony Computer Entertainment of America, which launched the Sony PlayStation.

     Michael Wahl is the father of Andrew Wahl. There are no other family relationships among the Company's officers and directors.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their respective successors, subject to their earlier death, resignation or removal. Executive officers are elected annually by the Board to hold office until the first meeting of the Board following the next annual meeting of stockholders and until their respective successors are chosen and qualified, subject to their earlier resignation, death or removal.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board held four meetings during the year ended December 31, 2000, and during that year took action pursuant to three unanimous written consents. All then incumbent directors attended all of such meetings, except one director did not attend one of those meetings. The Board held three meetings during the year ended December 31, 1999, and during that year took action pursuant to three unanimous written consents. All then incumbent directors attended all of such meetings. The Board has four committees, each of which is composed of three or more directors -- the Compensation Committee, the Audit Committee, the Acquisition Committee and the Retirement Committee.

     The Compensation Committee of the Board is responsible for oversight and administration of executive compensation and also reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's stock option plans. That Committee is presently composed of Messrs. Berkowitz, Cuddihy and M. Wahl. The Compensation Committee met once during each of 1999 and 2000, and all members of that Committee attended both of those meetings.

     The Audit Committee, which is currently comprised of Messrs. Kozlov and Berkowitz (and was comprised of Messrs. Kozlov, Berkowitz and Twill prior to Mr. Twill's resignation), is responsible for reviewing, with both the Company's independent certified public accountants and management, the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff. The Audit Committee met once during each of 1999 and 2000, and all committee members attended both of those meetings. Mr. Cuddihy has been appointed to the Audit Committee effective May 2, 2001.

     The Acquisition Committee of the Board is charged with the review and oversight of potential and actual acquisitions by the Company. The Acquisition Committee is presently composed of Messrs. M. Wahl, Cuddihy and Berkowitz. The Acquisition Committee met once during each of 1999 and 2000, and all members of that Committee attended both of those meetings.

     The Retirement Committee of the Board administers the Company's Capital Accumulation Plan. The Retirement Committee, which is presently comprised of Messrs. M. Wahl, Cuddihy and Kozlov, met once during each of 1999 and 2000, and all members of that Committee attended both of those meetings.

     The Company does not have a nominating committee charged with the search for, and recommendation to the Board of, potential nominees for Board positions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1995, the Company advanced $100,000 to Andrew Wahl, an officer and Director. Such amount is due to be repaid in one installment due January 1, 2001. Unpaid amounts accrued interest at a fluctuating rate equal to the six months U.S. Treasury bill rate. In 1995, 1997 and 1998, Mr. Wahl made prepayments of $25,000, $20,000 and $25,000, respectively, with respect to this obligation. At December 31, 1999, the unpaid principal balance of such advance was $30,000, which was forgiven as part of his bonus in 2000.

     Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Fees paid to such firm by the Company for the years ended December 31, 1999 and 2000 were approximately $347,000 and $391,000, respectively.

     Ivan Berkowitz, a director of the Company, provided financial consulting services to the Company. Fees paid to Mr. Berkowitz by the Company for the years ended December 31, 1999 and 2000 were approximately $130,000 and $0, respectively.

     Lawrence J. Twill, Sr., a former director of the Company who resigned in January 2001, is President of Ashwood Capital. Such firm, from time to time, also serves as an investment banking advisor to the Company.

STOCKHOLDER VOTE REQUIRED.

     A quorum being present, the election of the Directors will require the affirmative vote of the holders, present in person or represented by proxy at the Meeting, of shares entitled to cast a plurality of the votes cast at the Meeting.

               THE BOARD HAS UNANIMOUSLY NOMINATED THE FOREGOING
            INDIVIDUALS AS CANDIDATES FOR ELECTION TO THE BOARD AND
                UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION
                    TO THE BOARD OF EACH OF SUCH NOMINEES.

                                  PROPOSAL 2


                    APPROVAL OF THE 2000 STOCK OPTION PLAN

     The Board adopted the Company's 2000 Stock Option Plan (the "PLAN") as of November 1, 2000, subject to stockholder approval of the Plan within one year thereafter. The following summary of the provisions of the Plan is qualified in its entirety by express reference to the text of the Plan, a copy of which is attached hereto as Exhibit A.


PURPOSE

     The purpose of the Plan is to advance the interests of the Company by providing it with a method for inducing persons of outstanding ability and potential to join and remain with the Company, encouraging and enabling employees, directors and consultants to acquire proprietary interests in the Company and providing the participating employees, directors and consultants with additional incentive to promote the success of the Company.

     The Plan provides for its administration by the Board or by a committee consisting of at least two persons chosen by the Board (the "COMMITTEE"). The Board or the Committee, as the case may be, will have discretionary authority (subject to certain restrictions) to determine the individuals to whom, the times at which and the exercise price for which stock options will be granted under the Plan. The Board or the Committee, as the case may be, will also have authority to interpret the Plan and prescribe rules, regulations and forms relating to its administration. The receipt of options by directors shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.


SHARES SUBJECT TO GRANT UNDER THE PLAN

     A total of 1,000,000 shares of Common Stock will be reserved for issuance under the Plan. The Plan provides for appropriate adjustments in the number of shares of Common Stock covered by the Plan (and the number of shares of Common Stock issuable upon the exercise of options granted under the Plan) in the event of stock dividends, stock splits, recapitalizations and other changes in the Company's capital structure. In November 2000, stock options for 197,500 shares were granted under the Plan, subject to stockholder approval of the Plan.


NATURE OF OPTIONS

     The Board or the Committee, as the case may be, may grant stock options under the Plan that are intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "CODE") (options meeting such requirements are referred to herein as "INCENTIVE STOCK OPTIONS"). In addition, stock options that do not meet those requirements ("NONSTATUTORY STOCK OPTIONS") may also be granted under the Plan. A summary of the principal Federal income tax consequences of both Incentive Stock Options and Nonstatutory Stock Options is set forth below under "Federal Income Tax Consequences".


ELIGIBILITY

     Subject to certain limitations as set forth in the Plan, stock options to purchase shares may be granted thereunder to persons, including Board or Committee members, who, in the case of Incentive Stock Options, are full-time employees (including officers) or directors of either the Company or any subsidiary of the Company, or, in the case of Nonstatutory Stock Options, are employees of or non-employee directors of, or consultants to, the Company or any subsidiary of the Company.


OPTION EXERCISE PRICE

     The exercise price for any Incentive Stock Option granted under the Plan may not be less than the fair market value of a share of Common Stock on the date upon which such Option is granted. In addition, in the case of the recipient of a grant of an Incentive Stock Option who owns, at the time such grant is made, more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company (a "10% STOCKHOLDER"), the exercise price of such Option may not be less than 110% of the fair market value of a share of Common Stock on the date upon which such Option is granted.


     Under the Plan, the exercise price may be paid for in full by the surrender of shares of Common Stock. In such case, the Board or the Committee, as the case may be, shall determine the fair market value of the surrendered shares as of the date of exercise in the same manner as the value is determined upon the grant of an Incentive Stock Option.

     The Board or the Committee, as the case may be, in its sole discretion shall determine the exercise price applicable to any Nonstatutory Stock Options.


NON-TRANSFERABILITY

     Incentive Stock Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and such Options are exercisable, during a holder's lifetime, only by such holder.


RESTRICTIONS ON EXERCISE

     No Incentive Stock Option granted under the Plan may be exercisable after the expiration of ten years from the date of its grant. In addition, if an Incentive Stock Option is granted to a 10% Stockholder, such Option may not be exercisable after the expiration of five years from the date of its grant.


DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT

     If an employee shall be terminated voluntarily by such employee or if such termination shall be made for cause, or if the services of a non-employee director shall be terminated voluntarily by the director or for cause, any stock options granted to such employee or non-employee director under the Plan may (to the extent they have vested at the time of such termination) be exercised at any time within ninety (90) days after such termination (but in no event after the expiration of the relevant option). For the purposes of the Plan, the retirement of an individual, either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company, shall be deemed to be a termination of such individual's employment other than voluntarily by such individual or for cause.

     If the holder of stock options granted under the Plan (i) dies or becomes permanently or totally disabled while employed by the Company or while serving as a non-employee director of the Company or (ii) dies within three months after the termination of his or her employment of service other than voluntarily or for cause, then such stock options may be exercised by such holder or his or her legatees, personal representatives or distributees at any time within one year after his or her death or termination of employment due to disability.


EFFECT OF CHANGES IN THE CAPITALIZATION OF THE COMPANY

     In the event of any merger, reorganization or other recapitalization of the Company, the holder of a stock option granted under the Plan would be entitled to receive, upon the exercise of such option, the same consideration that he would have been entitled to receive upon the happening of such corporate event as if he or she had been, immediately prior to the event, the holder of the total number of shares of Common Stock underlying such stock option.

     Notwithstanding the foregoing, if the Common Stock should cease to be publicly traded at any time in the future, the holder of a stock option granted under the Plan who exercises such option at any time thereafter would be entitled to receive only such number of shares or other consideration to the extent that such option had vested on the date of the cessation of such public trading.

     Management is neither planning nor aware of any merger, reorganization or other recapitalization or potential merger, reorganization or recapitalization of the Company.

AMENDMENT AND TERMINATION

     The Plan (but not any stock options previously granted thereunder) will terminate on November 1, 2010. Subject to certain limitations, the Plan may be amended or terminated at an earlier date by the Board or by the holders of a majority of the outstanding shares entitled to vote thereon.


FEDERAL INCOME TAX CONSEQUENCES

     The following material summarizes the principal anticipated Federal income tax consequences of grants of stock options under the Plan to participants and the Company.


CONSEQUENCES TO PARTICIPANTS

     Incentive Stock Options. No income results to the holder of an Incentive Stock Option upon the grant of such Option or issuance of shares upon its exercise. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain, except that, if a disposition occurs within one year after exercise of such Option or two years after the grant of such Option, the holder of such Option will realize compensation, for Federal income tax purposes, on the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares exceeds the exercise price. For the purpose of determining alternative minimum taxable income, an Incentive Stock Option is treated as a non-qualified option. The fair market value of shares for which a participant under the Plan may be granted Incentive Stock Options that are exercisable for the first time during any year may not exceed $100,000.

     Nonstatutory Options. In connection with the exercise of a Nonstatutory Option, the holder of such Option will generally realize compensation, for Federal income tax purposes, in an amount equal to the difference between the exercise price and the fair market value of the shares acquired.

     Payment of Exercise Price in Shares. If a stock option granted under the Plan is exercised and payment is made by means of previously held shares, there is no gain or loss recognized to the holder of such option on the previously held shares. In the case of a Nonstatutory Option, such holder's basis and holding period of the previously held shares will be carried over to an equivalent number of shares received upon exercise of such Option. Any additional shares received under such Option will have a basis equal to the compensation realized by such holder for Federal income tax purposes plus the amount of any additional cash paid.

     Disqualifying Disposition. Exercising a Nonstatutory Option with shares that were originally acquired on the exercise of an Incentive Stock Option will not constitute a "disqualifying disposition" of such previously held shares. If, however, the new shares are not held for the balance of the required holding period, there will be a disqualifying disposition for Federal income tax purposes, resulting in recognition of compensation to the holder of such option in an amount equal to the excess of the fair market value over the exercise price at the time such incentive shares were originally acquired (but not in excess of such holder's gain). However, exercising an Incentive Stock Option with shares acquired on the exercise of an Incentive Stock Option will constitute a disqualifying disposition of such previously held shares if the one and two-year holding periods described above have not been met before such exercise.

     Tax Withholding Rights. Upon delivery to the Company of previously-held shares to satisfy withholding or other tax obligations of a participant pursuant to tax withholding rights, the difference between the fair market value of, and the participant's basis for, such shares would be a capital gain or loss to the participant for Federal income tax purposes.


CONSEQUENCES TO THE COMPANY

     To the extent the holder of a stock option granted under the Plan qualifies for capital gains tax treatment, neither the Company nor its affiliates will generally be entitled to a deduction for Federal income tax purposes. In other cases, the Company or its affiliates will generally receive a Federal income tax deduction at the same time as and in the same amount as the amount that is taxable as compensation to an employee as a participant in the Plan.

     The Board has unanimously approved the Plan, subject to stockholder approval, and unanimously recommends to the stockholders that the same be approved by them.


STOCKHOLDER VOTE REQUIRED


     Adoption of the Plan requires the affirmative vote (a quorum being present) of the holders, present in person or represented by proxy at the Meeting, of shares entitled to cast a majority of the votes at the Meeting.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                   OF THE COMPANY'S 2000 STOCK OPTION PLAN.

                                  PROPOSAL 3


                  RATIFICATION OF FRIEDMAN ALPREN & GREEN LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS


     The Board has unanimously approved, and unanimously recommends that the stockholders approve and ratify, the appointment of Friedman Alpren & Green LLP as the Company's independent certified public accountants for the ensuing year. Such firm, which has served as the Company's independent auditor since 1989, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.


     A representative of Friedman Alpren & Green is expected to attend the Meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.


STOCKHOLDER VOTE REQUIRED.


     If a quorum is present at the Meeting, either in person or by proxy, the affirmative vote of a majority of the votes cast shall be sufficient to ratify the selection of Friedman Alpren & Green LLP as the Company's independent certified public accountants for the next year.


                 THE BOARD RECOMMENDS A VOTE FOR RATIFICATION
           OF THE APPOINTMENT OF FRIEDMAN ALPREN & GREEN LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS.

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of April 27, 2001, the number and percentage of shares of Common Stock held by (i) all persons who, to the knowledge of the Company, are the beneficial owners of, or who otherwise exercise voting or dispositive control over, more than five percent (5%) of the Company's outstanding Common Stock within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) each director and nominee of the Company, (iii) each Named Officer (within the meaning of Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act) of the Company and (iv) all officers and directors of the Company as a group:



                                                                    APPROXIMATE
                                                                    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL HOLDER      NUMBER OF SHARES (1)      OF CLASS
---------------------------------------   ----------------------   ------------
Michael Wahl
 475 Tenth Avenue
 New York, NY 10018                             1,847,115(2)            10.9%

Andrew Wahl
 475 Tenth Avenue
 New York, NY 10018                             1,673,943(3)             9.7%

Gilmour 1994 Jersey Trust
 7 Bond Street
 St. Helier
 Jersey, Channel Island                           972,222(4)             6.2%

State of Wisconsin Investment Board
 P.O. Box 7842
 Madison, WI 53707                                740,000                4.7%

Robert V. Cuddihy, Jr.
 475 Tenth Avenue
 New York, NY 10018                               659,048(5)             4.0%

L. Randy Riley
 475 Tenth Avenue
 New York, NY 10018                               624,323(5)             3.8%

Herbert F. Kozlov
 529 Fifth Avenue
 New York, NY 10017                               565,476(6)             3.5%

Ivan Berkowitz
 1790 Broadway
 Suite 1500
 New York, NY 10009                               486,333(7, 8)          3.0%

Great Court Analysis LLC
 5150 Overland Avenue
 Culver City, CA 90230                            140,000(7, 8)          0.9%

Bernard Stolar
 475 Tenth Avenue
 New York, NY 10018                                90,000(9)             0.6%

All executive officers
 and directors as a group
 (6 persons)                                    5,946,238(10)           29.1%

----------
(1) Includes shares issuable pursuant to currently exercisable options and options which will be exercisable within 60 days of April 27, 2001. Except as otherwise indicated, the persons named herein have sole voting and disposition power with respect to the shares beneficially owned.

(2) Includes 1,159,828 shares issuable upon exercise of options and warrants, all of which options and warrants are currently exercisable.


(3) Includes 1,381,750 shares issuable upon exercise of options and warrants all of which options and warrants are currently exercisable.


(4) The trustee of the Gilmour 1994 Jersey Trust (the "Trust") is Hill Samuel (Channel Islands) Trust Company Limited. The directors of the trustee have indirect shared voting and dispositive powers with respect to such shares.


(5) Includes 508,850 shares issuable upon exercise of options, all of which options are currently exercisable.


(6) Includes 471,433 shares issuable upon exercise of options, all of which options are currently exercisable.


(7) Ivan Berkowitz, a director of the Company, is the President of Great Court Analysis LLC, which beneficially owns 140,000 shares.


(8) Includes 411,333 shares issuable upon exercise of options and warrants, all of which options and warrants are currently exercisable. Ivan Berkowitz, a director of the Company, is the President of Great Court Analysis LLC, which beneficially owned 140,000 shares. Such shares are not included in the table since Mr. Berkowitz disclaims beneficial interest in those shares.


(9) Includes 75,000 shares issuable upon exercise of options, all of which options are currently exercisable.


(10) Includes 4,517,044 shares issuable upon exercise of options and warrants owned by such executive officers and directors, all of which options and warrants are currently exercisable.


EXECUTIVE COMPENSATION


EXECUTIVE OFFICERS


     The executive officers of the Company are:




      Michael Wahl               Chairman of the Board
      Andrew Wahl                Chief Executive Officer
      L. Randy Riley             President and Chief Operating Officer
      Robert V. Cuddihy, Jr.     Executive Vice President, Principal Accounting and
                                 Chief Financial Officer and Chief Information Officer
      Herbert F. Kozlov          Secretary


Information regarding the responsibilities of, and the terms of the positions held by, and the above-named individuals are set forth on page 7 of this proxy statement in the text of Proposal 1.

SUMMARY COMPENSATION TABLE


     Set forth below is the aggregate compensation for services rendered in all capacities to the Company and its subsidiaries during its fiscal years ended December 31, 2000, 1999, 1998 and 1997 by its chief executive officer and each of its executive officers whose compensation exceeded $100,000 per annum during any of those years (each of the foregoing, a "NAMED EXECUTIVE OFFICER"). Executive officers are elected annually by the Board to hold office until the first meeting of the Board following the next annual meeting of stockholders and until their respective successors are chosen and qualified, subject to their earlier resignation, death or removal.




                                                                                            LONG TERM COMPENSATION
                                                                              ---------------------------------------------------
                                                                                       AWARDS                    PAYOUTS
                                                                              ------------------------- -------------------------
                                                                                             NUMBER OF      LONG
                              ANNUAL COMPENSATION                 OTHER        RESTRICTED   SECURITIES      TERM
NAME AND              ------------------------------------       ANNUAL           STOCK     UNDERLYING   INCENTIVE    ALL OTHER
PRINCIPAL POSITION     YEAR     SALARY         BONUS        COMPENSATION (1)     AWARDS       OPTIONS     PAYOUTS    COMPENSATION
--------------------- ------ ----------- ----------------- ------------------ ------------ ------------ ----------- -------------
Michael Wahl          2000   $250,000       $  201,800                                              0
Chairman of           1999   $250,000       $   50,000                                        415,000
the Board             1998   $250,000               --                                         60,000
                      1997   $250,000               --                                         35,000
Andrew Wahl           2000   $250,000       $  150,000                                              0
Chief                 1999   $250,000       $  150,000                                        715,000
Executive             1998   $250,000               --                                         60,000
Officer               1997   $250,000               --                                         35,000
Robert V.             2000   $275,000       $   50,000                                              0
Cuddihy, Jr.          1999   $250,000       $   50,000                                        140,000
Chief Financial       1998   $250,000               --                                         60,000
Officer and Chief     1997   $250,000               --                                         35,000
Information Officer
L. Randy Riley        2000   $250,000       $  189,300(2)                                           0
President and         1999   $250,000       $  123,012(2)                                     140,000
Chief Operating       1998   $250,000       $  149,022(2)                                      60,000
Officer               1997   $250,000       $   70,000                                         35,000

----------
(1) Personal benefits provided to Messrs. Michael Wahl, Andrew Wahl, Cuddihy and Riley did not exceed the disclosure thresholds established under SEC rules and therefore are not included in this table.


(2) Mr. Riley received in 1998, 1999 and 2000 incentive compensation of $149,022, $123,012, and $189,300 respectively, based upon his marketing and sales initiatives as established by the Board.


OPTION GRANTS IN LAST TWO FISCAL YEARS


     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999. No stock options were granted to executive officers in 2000.

                                                                                             POTENTIAL
                                                                                            REALIZABLE
                                                                                             VALUE AT
                                                                                              ASSUMED
                                                                                             RATES OF
                                                                                               STOCK
                                                                                               PRICE
                                           INDIVIDUAL GRANTS DURING 1999                   APPRECIATION
                           -------------------------------------------------------------    FOR OPTION
                             NUMBER OF      PERCENT OF                                        TERM(1)
                            SECURITIES     TOTAL OPTIONS                                   -------------
                            UNDERLYING      GRANTED TO
                              OPTIONS      EMPLOYEES IN        EXERCISE       EXPIRATION     5%     10%
NAME                          GRANTED       FISCAL YEAR      PRICE ($/SH)        DATE       ($)     ($)
------------------------   ------------   --------------   ---------------   -----------   -----   -----
Michael Wahl               415,000              12.4%      $2.75 - $3.94     2009          0       51,150
Andrew Wahl                715,000              22.1%      $2.75 - $3.94     2009          0       51,150
Robert V. Cuddihy, Jr.     140,000               4.5%      $2.75 - $3.87     2009          0       51,150
L. Randy Riley             140,000               4.5%      $2.75 - $3.87     2009          0       51,150

(1) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by the SEC rules) and compounded for the term of the options, subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of a share of Common Stock. The actual value realized upon exercise of the options will depend on the fair market value of Common Stock on the date of exercise.


              AGGREGATED OPTION EXERCISES IN LAST TWO FISCAL YEARS
                       AND FISCAL YEAR END OPTION VALUES

     Set forth below is information with respect to the exercise by the Named Executive Officers of options to purchase shares of Common Stock during the year ended December 31, 2000.

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING                   IN-THE-MONEY
                                                    UNEXERCISED OPTIONS                OPTIONS
                          NUMBER OF                AT DECEMBER 31, 2000          AT DECEMBER 31, 2000
                           SHARES              ----------------------------- ----------------------------
                          ACQUIRED
                             ON        VALUE
NAME                      EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------ ---------- ---------- ------------- --------------- ------------- --------------
Michael Wahl             -          -            1,109,828   -               $55,950       -
Andrew Wahl              -          -            1,331,750   -               $93,368       -
Robert V. Cuddihy, Jr.   -          -              458,850   -               $53,312       -
L. Randy Riley           -          -              458,850   -               $58,200       -

     Set forth below is information with respect to the exercise by the Named Executive Officers of options to purchase shares of Common Stock during the year ended December 31, 1999.


                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING                   IN-THE-MONEY
                                                    UNEXERCISED OPTIONS                OPTIONS
                          NUMBER OF                AT DECEMBER 31, 1999          AT DECEMBER 31, 1999
                           SHARES              ----------------------------- ----------------------------
                          ACQUIRED
                             ON        VALUE
NAME                      EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------ ---------- ---------- ------------- --------------- ------------- --------------
Michael Wahl             -          -            1,109,828   -                $3,894,556   -
Andrew Wahl              -          -            1,331,750   -                $5,717,117   -
Robert V. Cuddihy, Jr.   -          -              458,850   -                $2,321,873   -
L. Randy Riley           -          -              458,850   -                $2,300,115   -

EMPLOYMENT AGREEMENTS

     None of the executive officers of the Company is employed by the Company pursuant to an employment agreement.

COMPENSATION OF DIRECTORS

     The Company's policy is to reimburse directors for travel and out-of-pocket expenses, if any, incurred to attend its directors' meetings. See "Compensation Committee Interlocks and Insider Participation."


DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Although the Company has a Compensation Committee, the Board as a whole rather than the Compensation Committee has set compensation for the Company's executive officers for each of the past four years. Four of such directors received cash compensation as executive officers of the Company.

     Compensation levels afforded to Michael Wahl, Andrew Wahl, Robert V. Cuddihy, Jr., L. Randy Riley and the Company's other executive officers are based in substantial part upon a comparative evaluation by the Board of each such person's functional responsibilities and performance in that particular aspect of the Company's operations for which each is responsible, as well as on various competitive considerations, including compensation paid to comparable executives at other companies in the Company's industry or similar industries.

     During 1999 and 2000, the Board approved the grant of stock options to a number of employees, including executive officers. The grants of options in 1999 were approved after considering the Company's continued expansion in 1999 as its strategy to expand its existing client base through organic growth and to strategically acquire complementary businesses.

     The issuance of incentive compensation and bonuses was approved after considering HMG's implementation of its strategic plan of 2000. This plan is enumerated as follows:

     HMG's multi-disciplinary solutions approach to achieving results for its clients wherever purchase decisions are made has been expanded to include a new division known as HMGe. HMGe, is compromised of two operating units, Ego Media, Inc. ("Ego Media") and Zeff Consulting Group, Inc ("Zeff Consulting"). Ego Media, an 80% owned subsidiary acquired in September 1999, is engaged in providing web-consulting, web-branding and web-design services. Zeff Consulting, a wholly owned subsidiary acquired April 1, 2000, is a technology-based architectural, digital and brand design firm. HMG is cultivating a seamless marketing solutions strategy to offer consistent on-line and in-store marketing services in an attempt to capitalize on the convergence of retail and e-tail marketing strategies developing in the market place today. Through the combined talents of HMG and HMGe, clients have the opportunity to use a single agency to integrate a marketing strategy that reaches consumers from point of contact, whether on-line or in-store, that drives a consistent marketing message to the consumer enhancing the shopping experience in terms of environment, information, convenience, selection and brand awareness.

     Throughout the year ended December 31, 2000, HMG was engaged in a strategic analysis of its operations to fully assess its scope of services, marketing plans, client opportunities, operational performance and cost structure. As a result of this analysis, HMG implemented a new strategic plan whereby HMG acquired Zeff Consulting in April, continued the development of Ego Media, obtained three large orders which were shipped principally in the second and third quarters of 2000, focused on new sales and marketing initiatives for the future, and during the fourth quarter of 2000 implemented a series of significant changes to its operations through a cost reduction program that streamlines the cost structure, reduces head count, integrates operations and reduces the scope of internal manufacturing through strategic outsourcing and procurement initiatives.

     For the year ended December 31, 2000, HMG revenues increased 54% to $123.5 million as compared to $80.0 million for the year ended December 31, 1999 For the year ended December 31, 2000, HMG incurred $9.3 million in non-recurring expenses, charges and personnel redundancies relating to the implementation of its strategic plan which have been charged to operations. These non-recurring charges are principally in the form of costs associated with (i) write-offs and disposal of obsolete, surplus and discontinued inventory components of $5.9 million, (ii) write-offs of uncollectible accounts receivable and advances of $1.6 million, (iii) personnel redundancies associated with its operational consolidation of $1.5 million, and (iv) facilities reduction of $363,000. HMG's 2000 strategic plan's cost reduction program is expected to yield savings of $6.1 million for year 2001. Prior to the non-recurring expenses, HMG realized income from operations of $2.7 million. For the year ended December 31, 2000, subsequent to the recognition of the $9.3 million non-recurring charge, HMG incurred a loss of $9.6 million, or $0.69 basic earnings per share, as compared to a net loss of $31,000, or $0.00 basic earnings per share for the year ended December 31, 1999.

     For the year ended December 31, 2000, HMG's strategic plan initiatives encompassed the following:

     (i) Sales, marketing and design strategies and solutions are the strength and heritage of HMG. HMG continues to develop and expand its retail-based clientele to augment its consumer products clientele. HMG, in recognition of the growth opportunity in marketing directly to retail clients, has derived revenues of $65.4 million, $23.3 million and $20.2 million from retail clients for the years ended December 31, 2000, 1999 and 1998, respectively HMG derived revenues from consumer products companies of $54.0 million, $56.7 million and $48.2 million for the years ended December 31, 2000, 1999 and 1998, respectively. HMGe revenues were $4.1 million and $58,000 for the years ended December 31, 2000 and December 31, 1999, respectively. HMG will continue to align its marketing initiatives to build its retail and consumer product company clientele as HMG seeks to provide catalytic marketing value to the relationship between and amongst retailers, consumer product companies and consumers. At December 31, 2000, HMG's backlog is $59.1 million, its highest year-end level in its history.

     (ii) HMG's subsidiaries have historically been fully autonomous, independent units supporting local initiatives. Through the strategic planning process, it was determined that significant costs savings can be realized through the integration of key functional disciplines. To this end, HMG has implemented the consolidation of certain functional groups, relocated certain processes, eliminated local support where not required, and expanded certain groups and services. Specifically, HMG's marketing strategies are now coordinated out of HMG's New York office in an effort to streamline and focus our marketing resources where the returns can be maximized. HMG has integrated its product development and engineering groups between each unit opening up the utilization of specific expertise on a project that may reside in another office. HMG has consolidated its prototype, samples and model making activities from four offices to one. HMG has formed a worldwide strategic procurement group to drive down the costs of components and improve margins. HMG has consolidated its logistics and project management groups to drive operational efficiencies and to rationalize freight and distribution costs. The result of this initiative is that employee head count has been reduced by 59 people. HMG has identified and charged to operations a non-recurring, $1.5 million charge for redundancy and severance costs associated with this initiative. Furthermore, through these initiatives, HMG estimates annual savings of $5.0 million in personnel and related costs in 2001.

     (iii) HMG has changed its operational focus to a more integrated design, engineering, service, procurement and distribution orientation and significantly less internal manufacturing operations. HMG's internal manufacturing capacity has been reduced. HMG has eliminated its injection molding and manufacturing operations in HMG's Reading, PA facilities. Prototype, samples and model making resources have been consolidated into one facility. Distribution and customized, store specific pack-out services have been expanded. New product development costs have been consolidated to rationalize costs. HMG has formed a procurement group to source materials and components worldwide on a best total cost basis. Through consolidation of purchasing and reduced manufacturing, HMG is seeking reduced procurement costs, improved project margins, improve project management and purchasing process controls, more just-in-time supply management and less investment in inventory and related costs. The result of this initiative is that HMG has identified and disposed of obsolete, surplus and discontinued inventory components and charged to operations a non-recurring charge of $5.9 million.

     (iv) HMG is closing two of its four facilities in Reading, PA (a warehouse and a production facility), closing a warehouse in Toronto and has expanded its Reading distribution facility. The Reading warehouse facility to be closed is a leased, 60,000 square foot facility with two and a half years remaining on the lease. There is an additional Reading annex warehouse comprised of 20,000 square feet that is leased on a month-to-month basis and will also be eliminated. The Reading production facility is 72,500 square feet and is owned by HMG. HMG is currently marketing the sale, lease and sublease of these facilities. Toronto's warehouse, a 20,000 square foot leased facility, is closing upon the expiration of the lease, June 2001. HMG has expanded its Reading distribution facility by 80,000 square feet for an aggregate of 200,000 square feet of warehousing and distribution floor space. This distribution facility, which contains 42 trucking bays, is HMG's light assembly, customized, store specific pack-out and distribution and logistics center. The cost of the Reading distribution expansion is estimated at $280,000. More Chicago and Toronto office initiated programs will run through HMG's Reading's distribution facility to further leverage costs and efficiencies The result of this initiative is a net reduction in warehouse and distribution space of 92,500 square feet, with an estimated annual savings of $780,000 in fixed facility overhead and intra-facility freight costs and an additional non-recurring charge to operations of $363,000.

     (v) HMG has made additional investments in technology with new inventory management and informational system expected on-line during the second quarter 2001 at an approximate cost of $200,000 in new software and network upgrades. Additionally, HMG and HMGe launched new websites each of which has been developed internally by HMGe personnel at an aggregate cost of $280,000, which has been charged to operations. The web site locations are HMGWorldwide.com and EgoMedia.com.

     Management believes that each of the above accomplishments positions HMG well as a leading, innovative marketing services company providing multi-disciplinary solutions to achieving results for its clients wherever purchase decisions are made and having the appropriate resources to support each of its clients initiatives. HMG's operations have been streamlined, costs structures rationalized and new marketing programs have been implemented. Furthermore, HMG will continue to seek to acquire strategic businesses that will expand the Company's products and services, provide improved distribution capability and reduce operating and manufacturing costs.


                         REPORT OF THE AUDIT COMMITTEE

     On February 1, 2000, the Board adopted a written Audit Committee Charter under which the Audit Committee operates. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit B. Messrs. Kozlov and Berkowitz, the members of the Audit Committee, are independent from the Company, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. Prior to his resignation from the Board in January 2001, Lawrence J. Twill was a member of the Audit Committee and was independent from the Company, as independence is defined in Rule 4200(a)(15) of the NASD listing standards. Robert V. Cuddihy Jr. has been appointed, effective May 2, 2001, to fill the vacancy on the Audit Committee created by Mr. Twill's resignation; at that time, Mr. Cuddihy will be independent from the Company, as independence is defined in Rule 4200(a)(15) of the NASD listing standards.

     Management has the primary responsibility for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors.

     In fulfilling its responsibility, the Audit Committee recommended to the Board the selection of the Company's independent auditors, Friedman Alpren & Green LLP. The Audit Committee considered the independence of Friedman Alpren & Green LLP from the Company and confirmed that Friedman Alpren & Green LLP has provided the written disclosures and letter required by Independence Standard Board Standard No. 1 (Independence Standard Board No. 1, Independence Discussions with Audit Committees) stating (i) the firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under the generally accepted auditing standards. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards).

     Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's reviews of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                Ivan Berkowitz
                               Herbert F. Kozlov

AUDIT FEES

     Friedman Alpren & Green LLP advised the Audit Committee that it provided $243,000 of audit services and $40,000 of other services during the Company's fiscal year ended December 31, 2000. Other services included (i) audit of the Company's 401(k) plans and (ii) evaluating the effects of various accounting issues and changes in professional standards. The independent accountants advised the Audit Committee that it did not believe its audit was impaired by its provision of such services, particularly in view of the relationship of the related fees to its annual revenues. As a result, Friedman Alpren & Green LLP has confirmed that it was an independent accountant with respect to the Company within the meaning of the Securities Exchange Act of 1934, as amended, administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

     The foregoing Audit Committee report shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total stockholder return on its Common Stock (based on the market price of the Common Stock) with the cumulative total return of U.S. companies on The Nasdaq Stock Market and non-financial companies on The Nasdaq Stock Market.






                          1/1/96     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                         --------   ----------   ----------   ----------   ----------   ---------
HMG Worldwide            $100          $ 33         $ 37         $ 61      $207            $ 44
Nasdaq US                $100          $174         $213         $300      $300            $336
Nasdaq Non-Financial     $100          $169         $198         $290      $290            $332

     The graph assumes the investment of $100 in shares of Common Stock, securities represented by The Nasdaq Stock Market or non-financial companies on The Nasdaq Stock Market on January 1, 1995, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal years ended December 31, 2000 and December 31, 1999, and Forms 5 and amendments thereto with respect to such years and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that none of its officers, directors and greater than 10% beneficial owners failed to file such Forms on a timely basis during the most recent fiscal year or prior fiscal years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Each member of the Board participated in the determination of the level of compensation of the Company's executive officers. Five of such directors are officers of the Company, i.e., Michael Wahl -- Chairman of the Board, Andrew Wahl -- Chief Executive Officer, L. Randy Riley -- President and Chief Operating Officer, Robert V. Cuddihy, Jr. -- Executive Vice President, Chief Financial Officer, Chief Information Officer and Herbert F. Kozlov -- Secretary.


     Herbert F. Kozlov, a director of the Company, is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Fees paid to such firm by the Company for the years ended December 31, 2000 and December 31, 1999 were approximately $391,000 and $347,000, respectively.


     Ivan Berkowitz, a director of the Company, provided financial consulting services to the Company. Fees paid to Mr. Berkowitz by the Company for the years ended December 31, 2000 and December 31, 1999 were approximately $0 and $130,000.


     Lawrence J. Twill, Sr., a former director of the Company who resigned in January 2001, is Chairman of Ashwood Capital. Such firm, from time to time, also serves as an investment banking advisor to the Company.


STOCKHOLDER PROPOSALS


     Stockholder proposals intended to be presented at the Company's next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in New York, New York by March 15, 2002 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


     The Board does not intend to present, and does not have reason to believe that others intend to present, any matter of business at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote any proxies in accordance with their judgment.


                                 MISCELLANEOUS


THE COMPANY WILL BEAR THE COST OF PREPARING, ASSEMBLING AND MAILING THE ENCLOSED PROXY CARD. A COPY OF THE COMPANY'S FORM 10-K'S FOR THE YEARS ENDED DECEMBER 31, 2000 AND DECEMBER 31, 1999 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. FOR A CHARGE OF $50, THE COMPANY AGREES TO PROVIDE A COPY OF THE EXHIBITS TO THOSE FORM 10-K'S TO ANY STOCKHOLDERS WHO REQUEST SUCH A COPY.



April 30, 2001
                 Michael Wahl -- Chairman     Herbert F. Kozlov
                 Andrew Wahl                  Robert V. Cuddihy, Jr.
                 Ivan Berkowitz               L. Randy Riley
                 Bernard Stolar

                                                                      EXHIBIT A


                           HMG WORLDWIDE CORPORATION


                             2000 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 2000 Stock Option Plan (the "PLAN") is to encourage key employees, officers, directors and adivisors of HMG Worldwide Corporation, a Delaware corporation (the "COMPANY") and of any present or future parent or subsidiary of the Company (collectively, "RELATED CORPORATIONS") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOS") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "CODE"); and (b) the grant of options which do not qualify as ISOs ("NON-QUALIFIED OPTIONS"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "OPTION" and collectively as "OPTIONS." As used herein, the terms "PARENT" and "SUBSIDIARY" mean "PARENT CORPORATION" and "SUBSIDIARY CORPORATION," respectively, as those terms are defined in Section 424 of the Code.


 2. ADMINISTRATION.

     (1) BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "BOARD OF DIRECTORS" or the "BOARD") or by a committee appointed by the Board (the "COMMITTEE") provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("RULE 16B-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. All references in this Plan to the "COMMITTEE" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 4 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 4 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the purchase price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     (2) COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (3) GRANT OF OPTIONS TO BOARD MEMBERS. Subject to the provisions of the first sentence of paragraph 2(1) above, if applicable, Options may be granted to members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of paragraph 2(1) above, members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

     (4) EXCULPATION. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this subparagraph 2(4) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its Stockholders,
(ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

     (5) INDEMNIFICATION. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

     3. SHARES SUBJECT TO THE PLAN. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.01 par value (the "COMMON STOCK"), whether authorized but unissued or held in the Company's treasury or shares purchased from Stockholders expressly for use under the Plan. The maximum number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall not exceed one million (1,000,000) shares, subject to adjustment in accordance with the provisions of paragraph 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

     4. PARTICIPATION. The class of persons that shall be eligible to receive Options under the Plan shall be (i) with respect to ISOs described in paragraph 6 hereof, any employees (including officers) of either the Company or any Related Corporation, and (ii) with respect to Non-Qualified Options described in paragraph 6 hereof, any key employee (including any officer) of, any non-employee Director of, or any non-employee consultant to, either the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

     5. GRANTING OF OPTIONS. Options may be granted under the Plan at any time on or after the date the Plan is adopted by the Board of Directors of the Company and prior to the tenth (10th) anniversary of such date. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance based compensation to the extent required under proposed Treasury Regulation Section 1.162-27. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee and shall be evidenced by a Stock Option Agreement that shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

     6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

     (1) PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, are intended to qualify as performance based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan shall be exercisable only upon the attainment of a preestablished, objective performance goal established by the Committee.

     (2) PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

     (3) $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

     (4) DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange, or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(2). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 12.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     (1) VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     (2) FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     (3) PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     (4) ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 12) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(3).

     9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability or as otherwise specified in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of
(a) ninety (90) days after the date of termination of his or her employment or
(b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 12. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.


 10. DEATH; DISABILITY; BREACH.

     (1) DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the optionee's death.

     (2) DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or any successor statute.

     (3) BREACH. If an ISO optionee ceases to be employed by the Company and all Related Corporation by reason of a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the ISO optionee has breached his or her employment or service contract with the Company or any Related Corporation, or has been engaged in disloyalty to the Company or any Related Corporation, then, in such event, in addition to immediate termination of the Option, the ISO optionee shall automatically forfeit all shares for which the Company has not yet delivered share certificates upon refund by the Company of the exercise price of such Option. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

     11. ASSIGNABILITY. No Option shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

     12. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments. Such instruments shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

     (1) NUMBER OF OPTION SHARES. Each Option shall state the number of Shares to which it pertains. As Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

     (2) OPTION PRICE. Each Option Document shall state the Option Price which, for a Non- Qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 12(2); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not solicited or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

     (3) EXERCISE. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act of 1933, as amended (the "Act"), contain the Optionee's acknowledgement in form and substance satisfactory to the Company that: (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that
(A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities law, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     (1) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (2) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (A) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (B) shares of stock of the surviving corporation or (C) such other securities as the Successor Board deems appropriate, the fair market value of which shall approximate the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     (3) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (2) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

     (4) MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (1), (2) or (3) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

     (5) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     (6) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (7) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (8) ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs (1), (2) or (3) above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 5, its determination shall be conclusive.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or
(e) at the discretion of the Committee, by any combination of (a), (b), (c) and
(d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c),
(d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a Stockholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on November 1, 2000, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the Stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of Stockholders is not obtained within one year following the date the Plan was adopted by the Board, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on the tenth (10) anniversary of the date the Plan was adopted by the Board (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of Stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the Stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph
13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 4 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and
(g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or Stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.


     16. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.


     17. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.


     18. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 17), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, or (ii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.


     19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.


     20. GOVERNING LAW. The laws of Delaware shall govern the validity and construction of the Plan and the instruments evidencing Options.

                                                                      EXHIBIT B


                           HMG WORLDWIDE CORPORATION


                            AUDIT COMMITTEE CHARTER


ORGANIZATION

     This charter governs the operations of the Audit Committee of HMG WORLDWIDE CORPORATION, a Delaware Corporation. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.


STATEMENT OR POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the Stockholders, potential Stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.


RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstance. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior;

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee as representatives of the Company's Stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors internal independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to Stockholders' approval.

     The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.


     The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards The chair of the Committee may represent the entire Committee for the purposes of this review.


     The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to Stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                  PROXY CARD
HMG WORLDWIDE CORPORATION
475 TENTH AVENUE
NEW YORK, NEW YORK 10018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Andrew Wahl and Robert V. Cuddihy as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of Common Stock of HMG Worldwide Corporation held of record by the undersigned on April 27, 2001 at the Annual and Special Meeting of Stockholders, to be held on May 29, 2001 or any adjournment or postponement thereof.

     1. Proposal to elect the following individuals as members to the Board of Directors of the Company:


  Michael Wahl              [ ] FOR  [ ] ABSTAIN  [ ] AGAINST
  Andrew Wahl               [ ] FOR  [ ] ABSTAIN  [ ] AGAINST
  L. Randy Riley            [ ] FOR  [ ] ABSTAIN  [ ] AGAINST
  Robert V. Cuddihy, Jr.    [ ] FOR  [ ] ABSTAIN  [ ] AGAINST
  Herbert F. Kozlov         [ ] FOR  [ ] ABSTAIN  [ ] AGAINST
  Ivan Berkowitz            [ ] FOR  [ ] ABSTAIN  [ ] AGAINST
  Bernard Stolar.           [ ] FOR  [ ] ABSTAIN  [ ] AGAINST

     2. Proposal to approve the Company's 2000 Stock Option Plan;

                           [ ] FOR  [ ] ABSTAIN  [ ] AGAINST

     3. Proposal to ratify the reappointment of Friedman Alpren & Green LLP as the Company's independent certified accountants for the fiscal year ending December 31, 2001.

                           [ ] FOR  [ ] ABSTAIN  [ ] AGAINST

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:      , 2001                                 --------------------------
                                                           Signature

                                                   --------------------------
                                                    Signature if held jointly

     (This proxy should be marked, dated and signed by the stockholder(s) exactly as his/her/its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)